UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Gladstone Investment Corporation

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT UPDATE ON ANNUAL MEETING

August 6, 2026

Dear Valued Stockholder:

Earlier today, Gladstone Investment Corporation (the “Company”) convened and adjourned its annual meeting of stockholders (the “Annual Meeting”), without any business being conducted other than the adjournment.

The Annual Meeting was adjourned because a quorum was not present. The Annual Meeting will be reconvened on September 4, 2026 at 11:00 A.M., Eastern Time at a virtual meeting. You will be able to attend the Annual Meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/GAIN2026.

Only stockholders of record at the close of business on June 10, 2026 are entitled to vote at the Annual Meeting. Stockholders who have already voted need not submit another vote unless they wish to change their vote.

Although the response of our stockholders who have voted on the proposals has been positive, if you have not yet voted, we need your vote in order to pass these important proposals. We encourage stockholders who have not yet executed a proxy to do so now.

Stockholders who have questions or need assistance voting may call our proxy solicitor Broadridge at (866) 987-4198, Mon- Fri from 9am-10pm ET.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING.

Please take a moment to vote your proxy by using the methods indicated on your proxy form.

Thank you for your investment in the Company and your vote.

Sincerely,

Gladstone Investment Corporation